                                Exhibit 20
                                ----------
        First Quarter Report, March 31, 1994


                             SELECTED FINANCIAL DATA
                             -----------------------
                                                                                     THREE MONTHS
        Unaudited (In thousands, except per share data)                             ENDED MARCH 31,
                                                                              -------------------------
                                                                                 1994           1993
                                                                              ----------    -----------
        OPERATING RESULTS
           Revenues                                                           $  18,917      $  18,216

           Income from operations                                                 1,612          2,847
           Net income                                                             1,612          4,357

           Funds from operations (1)                                              4,453          5,555
           Dividends declared                                                     1,811          3,257

        PER SHARE
           Income from operations                                             $     .09      $     .16
           Net income                                                               .09            .24

           Funds from operations                                                    .25            .31
           Dividends declared                                                       .10            .18


        (1) The amount of funds from operations is calculated as income from operations plus noncash charges for depreciation and amortization.

                               COMBINED BALANCE SHEETS
                               -----------------------

                                                    MARCH 31,          DECEMBER 31,
    Unaudited (In thousands, except shares)           1994                 1993
                                                  -----------          -----------

    ASSETS
    INVESTMENTS IN REAL ESTATE
       Land                                       $    40,346          $    40,284
       Buildings and improvements                     370,057              368,776
                                                  -----------          -----------
                                                      410,403              409,060
       Less--Accumulated depreciation                (104,533)            (101,824)
                                                  -----------          -----------
          Total investments in real estate            305,870              307,236

    MORTGAGE LOANS RECEIVABLE                          35,596               35,550

    OTHER ASSETS
       Cash and cash equivalents                       37,801               38,523
       Accounts receivable                              4,883                4,621
       Deferred charges, net                            2,416                2,506
       Unamortized debt issue costs                     5,091                5,185
                                                  -----------          -----------
                                                  $   391,657          $   393,621
                                                  ===========          ===========

    LIABILITIES AND SHAREHOLDERS' EQUITY

    LIABILITIES
       Mortgage loans                             $    89,220          $    92,355
       Senior notes                                   105,000              105,000
       Bank loans                                      60,000               60,000
       Accounts payable and accrued liabilities        15,720               14,356
       Deferred obligations                            10,424               10,394
       Deferred capital gains and other
          deferred income                               7,749                7,750

    Shareholders' equity, including shares of
       beneficial interest, $1 par, unlimited
       authorization, outstanding 1994--18,108,725;
       1993--18,108,725                               103,544              103,766
                                                  -----------          -----------
                                                  $   391,657          $   393,621
                                                  ===========          ===========

                                         COMBINED STATEMENTS OF INCOME
                                         -----------------------------

                                                                                                THREE MONTHS
          Unaudited (In thousands, except per share data)                                      ENDED MARCH 31,
                                                                                          ------------------------
                                                                                             1994           1993
                                                                                          ---------      ---------
          REVENUES
             Rents                                                                        $  17,651      $  17,122
             Interest--Mortgage loans                                                           975          1,070
                     --Short term investments                                                   291             24
                                                                                          ---------      ---------
                                                                                             18,917         18,216
                                                                                          ---------      ---------
          EXPENSES
             Property operating                                                               6,591          6,055
             Real estate taxes                                                                2,021          1,790
             Depreciation and amortization                                                    2,841          2,708
             Interest--Mortgage loans                                                         1,788          1,376
                     --Senior notes                                                           2,327          1,050
                     --Convertible debentures                                                                  965
                     --Bank loans and other                                                   1,010          1,037
             General and administrative                                                         727            388
                                                                                          ---------      ---------
                                                                                             17,305         15,369
                                                                                          ---------      ---------
          INCOME FROM OPERATIONS                                                              1,612          2,847
          CAPITAL GAINS                                                                                      1,510
                                                                                          ---------      ---------
          NET INCOME                                                                      $   1,612      $   4,357
                                                                                          =========      =========

          PER SHARE
             Income from operations                                                       $     .09      $     .16
             Capital gains                                                                                     .08
                                                                                          ---------      ---------
             Net income                                                                   $     .09      $     .24
                                                                                          =========      =========
             Dividends declared                                                           $     .10      $     .18
                                                                                          =========      =========
          ADJUSTED SHARES OF BENEFICIAL INTEREST                                             18,109         18,090
                                                                                          =========      =========


                            NOTES TO COMBINED FINANCIAL STATEMENTS
                            --------------------------------------
          1. Income per share of beneficial interest has been computed based on weighted average shares and share equivalents outstanding for the applicable periods. The shares issuable upon conversion of the convertible subordinated debentures have not been included in the per share computation because they were not dilutive.

          2. Capital gains recognized in 1993 were from an installment sale which occurred in 1983.

                             COMBINED STATEMENTS OF CHANGES IN CASH
                             --------------------------------------
                                                                        THREE MONTHS
        Unaudited (In thousands)                                       ENDED MARCH 31,
                                                                  ------------------------
                                                                     1994           1993
                                                                  ---------      ---------
        CASH PROVIDED BY (USED FOR) OPERATIONS:
           Net income                                             $   1,612      $   4,357
           Adjustments to reconcile net income to net
              cash provided by operations --
                 Depreciation and amortization                        2,841          2,708
                 Capital gains                                                      (1,510)
                 Decrease (Increase) in deferred charges, net            51           (348)
                 Increase in deferred interest on
                    mortgage investments, net                           (81)           (95)
                 Increase in deferred obligations                        30             26
                 Recognition of deferred income, net                     (1)           (52)
                 Net changes in other assets and liabilities          2,551          1,546
                                                                  ---------      ---------
                    Net cash provided by operations                   7,003          6,632
                                                                  ---------      ---------

        CASH PROVIDED BY (USED FOR) INVESTING:
           Principal received from mortgage investments                  35          2,142
           Investments in properties                                 (1,343)        (1,795)
                                                                  ---------      ---------
                    Net cash provided by (used for) investing        (1,308)           347
                                                                  ---------      ---------

        CASH PROVIDED BY (USED FOR) FINANCING:
           Increase in short term loans                                              2,000
           Repayment of mortgage loans - Normal payments               (910)          (872)
                                       - Balloon payments            (2,225)
           Dividends paid                                            (3,260)        (3,255)
           Other                                                        (22)            62
                                                                  ---------      ---------
                    Net cash used for financing                      (6,417)        (2,065)
                                                                  ---------      ---------
        (Decrease) Increase in cash and cash equivalents               (722)         4,914
        Cash and cash equivalents at beginning of period             38,523            992
                                                                  ---------      ---------
        Cash and cash equivalents at end of period                $  37,801      $   5,906
                                                                  =========      =========